Exhibit (a)(ii)

WPP plc
27 Farm Street
London W1J 5RJ

As of January 2, 2013
Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, NY  10013

WPP plc - ADS Program

Ladies and Gentlemen:

Reference is hereby made to the (i) Deposit Agreement, dated as of January 2, 2013 (as the same may be amended and supplemented from time to time, the “Deposit Agreement”), by and among WPP plc, a company incorporated in Jersey under the Companies (Jersey) Law 1991 with registered number 111714 and formerly known as “WPP 2012 plc” (“WPP” or the “Company”), Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, in its capacity as depositary (the “Depositary”), and the Holders and Beneficial Owners of American Depositary Shares (“ADSs”), some of which are evidenced by American Depositary Receipts (“ADRs”) issued thereunder, each ADS representing five (5) ordinary shares, par value 10 pence per share, of WPP (the “WPP Shares”) and (ii) the Deposit Agreement, dated as of November 19, 2008 (the “Old Deposit Agreement”), by and among WPP 2012 Limited (formerly known as WPP plc), a company incorporated in Jersey with registered number 101749 (“ Old WPP”), the Depositary, and the Holders and Beneficial Owners of American Depositary Shares (“Old WPP ADSs”), some of which were evidenced by American Depositary Receipts  (“ Old WPP ADRs”) issued thereunder, each ADS representing five (5) ordinary Shares, par value ten pence per share of Old WPP (the “Old WPP Shares”).  Capitalized terms used but not otherwise defined in this Letter Agreement shall have the meaning given to such terms in the Deposit Agreement.
The purpose and intent of this Letter Agreement (the "Letter Agreement") is to supplement the Deposit Agreement for the purpose of accommodating (i) the exchange of  outstanding restricted Old WPP ADSs (the “Restricted Old WPP ADSs”) for Restricted ADSs, (ii)  the issuance of Restricted ADSs at the request of the Company from time to time, (iii) the transfer and sale of Restricted ADSs, and (iv) certain ancillary transactions further described below.  The Company and the Depositary agree that this Letter Agreement shall be filed as an exhibit under Item 3(c) of Form F-6 under the Securities Act of 1933, as amended (the "Securities Act"), to the Registration Statement on Form F-6 filed with the Securities and Exchange Commission (the “Commission”) in respect of the ADSs.

On December 11, 2012, the share owners of Old WPP approved a proposed scheme of arrangement pursuant to Article 125 of the Companies (Jersey) Law of 1991 (“Scheme of Arrangement”) which, in part, and having been sanctioned by the Royal Court of Jersey on December 18, 2012, will result in the formation of WPP as the Jersey incorporated parent company of Old WPP.  Upon the effectiveness of the Scheme of Arrangement, Restricted Old WPP ADSs will be exchanged for Restricted ADSs in accordance with the terms of this Letter Agreement.
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree as follows:
1.
Exchange of Old WPP ADSs for Restricted ADSs and Issuance of Restricted ADSs.  The Company instructs the Depositary, and the Depositary agrees upon the terms and subject to the terms set forth in this Letter Agreement, to (i) establish procedures to enable (w) the exchange by the persons listed on Exhibit A, Schedule I of their entitlements to Restricted Old WPP ADSs (which are evidenced by the unexchanged restricted American depositary receipts, CUSIP number 929C09300, that they continue to hold) for Restricted ADSs subject to the same restrictions as the Restricted Old WPP ADSs for which they are exchanged, (x) the transfer of the Restricted ADSs, (y) the removal of the transfer and other restrictions with respect to Restricted ADSs in order to create unrestricted ADSs, and (z) the withdrawal of the Shares, in each case upon the terms and conditions set forth in the Deposit Agreement as supplemented by the terms of this Letter Agreement, and (ii)  issue Restricted ADRs evidencing such Restricted ADSs and to deliver the Restricted ADRs, in each case upon the terms set forth in the Deposit Agreement as supplemented by this Letter Agreement.

2.
Depositary Procedures.  The Restricted ADSs shall not be fungible in any way with the ADSs (that are not Restricted ADSs) issued under the terms of the Deposit Agreement, nor shall the Restricted Shares be fungible in any way with the Shares (that are not Restricted Shares) deposited under the Deposit Agreement.  Every Restricted ADS issued upon the deposit of Restricted Shares under the Deposit Agreement as supplemented by this Letter Agreement shall be separately identified on the books of the Depositary and the Restricted Shares so deposited shall be held separate and distinct from all other Deposited Securities held under the terms of the Deposit Agreement that are not Restricted Securities.  The books of the Depositary shall identify the Restricted ADSs as restricted and shall contain stop transfer notations to that effect.  The Restricted ADSs shall be issued only (i) upon receipt by the Depositary of written instructions from the Company and (ii) in the form of Restricted ADR certificates which, if applicable, shall be affixed with restrictive legend(s) provided by the Company in writing in a form reasonably satisfactory to the Depositary setting forth, inter alia, the specific circumstances under which the Restricted ADRs and the Restricted ADSs evidenced thereby may be transferred or the Restricted Shares represented by such Restricted ADSs may be withdrawn upon presentation of such Restricted ADSs to the Depositary for cancellation.  The Restricted ADSs shall not be eligible for inclusion in any book-entry settlement system, including, without limitation, The Depository Trust Company (“DTC”).  Neither the Restricted Shares nor the Restricted ADSs shall be eligible for any Pre-Release Transaction described in Section 5.10 of the Deposit Agreement.

Holders and Beneficial Owners of the Restricted ADSs may be required to provide the Depositary with written certifications, agreements or other documents as we or the Depositary may deem necessary or appropriate at the relevant time prior to (i) the exchange of Restricted Old WPP ADSs for Restricted ADSs, (ii) the deposit of Restricted Shares with the Custodian and the issuance of Restricted ADSs in respect thereof, (iii) the transfer of Restricted ADRs and the Restricted ADSs evidenced thereby, (iv) the removal of the transfer and other restrictions with respect to the Restricted ADRs and the Restricted ADSs evidenced thereby in order to create unrestricted ADRs evidencing unrestricted ADSs, or (v) the withdrawal of the Restricted Shares represented by the Restricted ADSs.

3.
Company Assistance.  We agree to (i) provide assistance upon the reasonable request of and to the Depositary in the establishment of such procedures to enable the acceptance of the deposit of the Restricted Shares, the exchange of Restricted Old WPP ADSs for Restricted ADSs and the delivery of Restricted ADRs with respect thereto to persons listed in Schedule I of Exhibit A hereto, the transfer of Restricted ADSs, the removal of the transfer and other restrictions with respect to Restricted ADSs in order to create unrestricted ADSs, and the withdrawal of the Restricted Shares upon surrender of Restricted ADSs for cancellation, and (ii) take all steps reasonably requested by the Depositary to ensure that the acceptance of the deposit of the Restricted Shares, the exchange of Restricted Old WPP ADSs for Restricted ADSs, the issuance of the Restricted ADSs, the issuance and delivery of the Restricted ADRs, the transfer of the Restricted ADSs, the removal of the transfer and other restrictions with respect to Restricted ADSs in order to create unrestricted ADSs, and the withdrawal of Restricted Shares upon presentation of Restricted ADSs for cancellation, in each case upon the terms and conditions set forth herein, do not prejudice any substantial existing rights of Holders and Beneficial Owners of ADSs and do not violate the provisions of the Securities Act or any other applicable laws.  We shall provide the Depositary with written instructions to issue Restricted ADSs substantially in the form affixed hereto as Exhibit A (the “Restricted ADS Issuance Instructions Letter”), together with the legend(s), if any, to be affixed to the Restricted ADRs, which legend(s) shall (i) be in a form reasonably satisfactory to the Depositary and (ii) set forth the specific circumstances under which the Restricted ADRs and the Restricted ADSs evidenced thereby may be transferred or the Restricted Shares withdrawn.

In furtherance of the foregoing, we shall, concurrent with the delivery of this Letter Agreement, cause (A) our U.S. counsel to deliver an opinion to the Depositary stating, inter alia, that (i) this Letter Agreement is valid, binding and enforceable against the Company under the laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law),  (ii) the exchange of Restricted Old WPP ADSs for Restricted ADSs and the issuance and delivery of ADSs in accordance with this Letter Agreement and the Restricted ADS Issue Instruction Letter do not require registration under the Securities Act, and (iii) the deposit of Restricted Shares against the issuance of Restricted ADSs and the consummation of the transactions contemplated by the Deposit Agreement as supplemented by this Letter Agreement do not and will not violate the provisions of any U.S. federal statute or rule, order or regulation applicable to the transaction of which we are aware, and (B) our Jersey counsel to deliver an opinion to the Depositary in a form reasonably acceptable to the Depositary stating that (i) the Company has duly authorized and executed the Letter Agreement, (ii) the Letter Agreement is a legal valid and binding agreement of the Company enforceable against the Company, and (iii) none of the terms of the Letter Agreement, and none of the transactions contemplated in the Restricted ADS Issuance Instructions Letter violate any Jersey law of general application.

In connection with the issuance of Restricted ADSs, we hereby instruct the Depositary, and the Depositary agrees, upon the terms and subject to the conditions set forth in this Letter Agreement, to issue and deliver Restricted ADSs only (x) in the case of initial issuance, upon receipt of (i) the Restricted ADS Issuance Instructions Letter, (ii)  the requisite number of Restricted Shares, (iii) the opinions of counsel identified above, and (iv) subject to the terms of the Deposit Agreement as supplemented by this Letter Agreement, payment of the applicable fees, taxes and expenses otherwise payable under the terms of the Deposit Agreement upon the deposit of Restricted Shares and the issuance of Restricted ADSs, (y) in the event of any corporate action of the Company which results in the issuance of Restricted ADSs to the Holder(s) of the Restricted ADSs and (z) in the event of any transfer of Restricted ADSs by a Holder of Restricted ADSs in circumstances that require the issuance of Restricted ADSs to the transferee, subject, however, to receipt of the applicable opinions contemplated herein or in the Restricted ADS Issuance Instructions Letter or in the restrictive legend(s) affixed to the particular Restricted ADR.

4.
Limitations on Transfer of Restricted ADSs.  Except as specifically set forth herein or in the Restricted ADS Issuance Instructions Letter or in the restrictive legend(s) affixed to the particular Restricted ADR, no transfers of any Restricted ADSs shall be permitted without the prior written consent of the Company.  Except as specifically contemplated herein or in the Restricted ADS Issuance Instruction Letter, the Restricted ADSs shall be transferable only upon delivery to the Depositary of (i) a written consent to such transfer from the Company, (ii) all applicable documentation otherwise contemplated by the Deposit Agreement, as supplemented by this Letter Agreement, and (iii) such other documents as may reasonably be requested by the Depositary under the terms hereof including, without limitation, opinions of U.S. counsel and Jersey counsel if restrictions are imposed as a result of Jersey law or pursuant to a Jersey law agreement.

5.
Limitations On Cancellation of Designated Restricted ADSs.  Except as specifically contemplated herein or in the Restricted ADS Issuance Instructions Letter or in the restrictive legend(s) affixed to the particular Restricted ADR, no withdrawal or release of Restricted Shares in respect of Restricted ADSs may occur without the prior written consent of the Company.  The Company instructs the Depositary, and the Depositary agrees, not to release any Restricted Shares or cancel any Restricted ADSs for the purpose of withdrawing the underlying Restricted Shares unless (x) the conditions applicable to the withdrawal of Shares from the depositary receipts facility created pursuant to the terms of the Deposit Agreement have been satisfied (except for any conditions relating to the Shares not being Restricted Securities) and (y) the Depositary shall have received from the person requesting the withdrawal of the Restricted Shares a duly completed and signed Withdrawal Certification substantially in the form attached hereto as Exhibit B (such certification, a “Withdrawal Certification”).

6.
Removal of Restrictions.  The Company may instruct the Depositary from time to time in writing that some or all of the Restricted ADSs no longer constitute Restricted Securities.  The Depositary shall remove all stop transfer notations from its records in respect of specified Restricted ADSs and shall treat such Restricted ADSs on the same terms as the ADSs outstanding under the terms of the Deposit Agreement that are not Restricted ADSs only upon receipt of (x) written instructions from the Company to do so,  and (y) such other documentation as the Depositary may reasonably request.  Upon (i) receipt of such instructions and the applicable opinion of counsel or (ii) receipt of evidence reasonably satisfactory to the Depositary that the transfer of certain Restricted ADSs is covered by an effective registration statement under the Securities Act, the Depositary shall take all actions reasonably necessary to remove any distinctions previously existing between the applicable Restricted ADSs and the ADSs that are not Restricted ADSs.

7.
Other Terms of Restricted ADSs.  Except as set forth in this Letter Agreement and except as required by applicable law, the Restricted ADRs and the Restricted ADSs evidenced thereby shall be subject to the terms of the Deposit Agreement, as supplemented by this Letter Agreement and shall, to the maximum extent permitted by law and to the maximum extent practicable, be treated as ADRs and ADSs, respectively, issued and outstanding under the terms of the Deposit Agreement as supplemented by this Letter Agreement.

In the event that, in determining the rights and obligations of the parties hereto or any Holder or Beneficial Owner of Restricted ADSs, any conflict arises between (a) the terms of the Deposit Agreement and (b) the terms of (i) this Letter Agreement or (ii) the applicable Restricted ADR, the terms and conditions set forth in this Letter Agreement and of the applicable Restricted ADR shall be controlling and shall govern the rights and obligations of the parties pertaining to the particular deposited Restricted Shares, Restricted ADSs and Restricted ADRs.

8.
Indemnification.  The Company hereby confirms, for the benefit of the Depositary, that the indemnification obligations of the Company in favor of the Depositary contained in Section 5.08 of the Deposit Agreement shall cover the actions taken by the Depositary upon the terms contemplated in this Letter Agreement (including, without limitation, actions contemplated under the Restricted ADS Issuance Instructions Letter).

9.
Governing Law.  This Letter Agreement shall be governed by New York law and is intended to supplement the terms of the Deposit Agreement without in any way affecting any of the rights or obligations of Holders or Beneficial Owners of ADSs currently outstanding. Notwithstanding anything contained in this Letter Agreement, the Deposit Agreement, any ADR or any present or future provisions of the laws of the State of New York, the rights and obligations attaching to the Shares and other Deposited Securities shall be governed by the laws of Jersey (or, if applicable, such other laws as may govern the Deposited Securities).

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The Company and the Depositary have caused this Letter Agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.

WPP plc

By:
Name:
Title:
Date:

Agreed and acknowledged:
CITIBANK, N.A., as ADR Depositary

By: __________________________
Name: Mark Gherzo
Title:  Vice President
Date:

Exhibits

Exhibit A	Form of Restricted ADS Issuance Instructions Letter for Exchange of Entitlements to Old WPP ADSs for Restricted ADSs

Exhibit B	Form of Restricted ADSs Withdrawal Certification

Exhibit A

to

Letter Agreement, dated as of January 2, 2013
by and between
Citibank, N.A. and WPP plc (the “Letter Agreement”)

____________________

FORM OF RESTRICTED ADS ISSUANCE INSTRUCTIONS LETTER

____________________

WPP plc
27 Farm Street
London W1J5RJ

January 2, 2013
Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, NY  10013
Attn: Depositary Receipts Department

WPP plc - ADS Program

Ladies and Gentlemen:

Reference is hereby made to the Letter Agreement, dated as of January 2, 2013 (the “Letter Agreement”) supplementing the Deposit Agreement (described in the Letter Agreement), by and between WPP plc, a company incorporated in Jersey under the Companies (Jersey) Law 1991 with registered number 111714 (the “Company”), and Citibank, N.A in its capacity as Depositary (the “Depositary”).  All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Letter Agreement.
___________________________________
For issuance to certain employees:
Notice is hereby given that the Scheme of Arrangement has become effective as of 4:00a.m., New York City time, on January 2, 2013 and the Company.

The Depositary is hereby instructed, upon confirmation of receipt of the requisite number of Shares (the “New WPP Shares”) in the Custodian’s CREST account, to distribute to holders of entitlements to Restricted Old WPP ADSs listed on Schedule I hereto (the “Holders”), documentation (the “Exchange Documentation”) necessary to exchange the entitlements to the restricted Old WPP ADRs (which are evidenced by the unexchanged restricted American depositary receipts, CUSIP number 929C09300, that they continue to hold), (the “Restricted Old WPP ADRs”) evidencing Restricted Old WPP ADSs, for Restricted ADRs evidencing Restricted ADSs and to:
(i) segregate the New WPP Shares from the Shares deposited under the Deposit Agreement, as supplemented by the Letter Agreement;
(ii) upon receipt of Restricted Old WPP ADRs and properly filled out and duly executed Exchange Documentation,  issue each Holder a number of ADSs (such ADSs, the “Restricted ADSs”) equal to the number of Restricted Old WPP ADS surrendered in the form of ADR certificates (such ADR certificates, the “Restricted ADR Certificates”) with the same restrictions as set forth on the Restricted Old WPP ADRs at the addresses indicated in the Exchange Documentation;
(iii) accept no instruction to transfer, sell or otherwise dispose of Such Restricted ADSs without prior receipt of written notice from the Company that the Shares represented by such Holder’s Restricted ADSs have vested; and
(iv) accept no Restricted ADSs for withdrawal of the Deposit Shares represented thereby without prior receipt of written notice from the Company that the Shares represented by such Holder’s Restricted ADSs have vested.
___________________________________
For Other Restricted ADS Issuances:
As determined by the Depositary and the Company
____________________________________

WPP plc

By:
Name:
Title:

Schedule I

Names and Addresses of Certain Employees Holding Entitlements to

Restricted Old WPP ADSs

Name	Social Security or Employer Identification Number	Address	Number of Restricted ADSs Person Is Entitled to Hold

EXHIBIT B

to

Letter Agreement, dated as of January 2, 2013,
by and between
Citibank, N.A. and WPP plc (the “Letter Agreement”)
____________________

FORM OF WITHDRAWAL CERTIFICATION

____________________

[DATE]
Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, NY  10013

Re:          Certification and Agreement of Persons Surrendering Restricted
ADSs for the Purpose of Withdrawal of Restricted Shares Pursuant
to Section 2.05 of the Deposit Agreement

Ladies and Gentlemen:

We refer to the Deposit Agreement, dated as of January 2, 2013, as supplemented by the Letter Agreement, dated as of January 2, 2013 (as so supplemented and as amended and further supplemented from time to time, the “Deposit Agreement”), by and among WPP plc, a company incorporated in Jersey under the Companies (Jersey) Law 1991 with registered number 111714 (“WPP” or the “Company”), Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, in its capacity as depositary (the “Depositary”), and the Holders and Beneficial Owners of American Depositary Shares (“ADSs”) issued thereunder, each ADS representing five (5) ordinary shares, par value 10 pence per share, of WPP (the “Shares”).  Capitalized terms used but not defined herein shall have the meanings given them in the Deposit Agreement.

We are surrendering Restricted ADSs in accordance with the terms of the Deposit Agreement for the purpose of withdrawal of the Restricted Shares represented by the Restricted ADSs evidenced by the Restricted ADRs surrendered herewith pursuant to Section 2.05 of the Deposit Agreement.

(a)           We acknowledge (or if we are acting for the account of another person, such person has confirmed to us that it acknowledges) that the transfer or resale by us of the Restricted Shares represented by our Restricted ADSs has not been and will not be registered under the Securities Act, or with any securities regulatory authority in any state or other jurisdiction of the United States;

(b)           We certify (or if we are acting for the account of another person, such person has confirmed to us that it certifies) that we will sell the Restricted Shares represented by the Restricted ADSs evidenced by the Restricted ADRs surrendered herewith only in compliance with the requirements of the U.S. securities laws (including, without limitation, the applicable laws of the states of the United States) and we will not deposit or cause to be deposited the Restricted Shares into any depositary receipts facility established or maintained by a depositary bank other than a restricted depositary receipts facility established and maintained for such purpose; and EITHER:

(A)           We are (or such other person is) the registered Holder of the Restricted ADSs evidenced by the Restricted ADR surrendered herewith and:

(i)           we have (or it has) sold or otherwise transferred, or agreed to sell or otherwise transfer and at or prior to the time of withdrawal will have sold or otherwise transferred, the Restricted ADSs, the Restricted ADRs or the Restricted Shares to persons other than U.S. Persons (as such term is defined in Regulation S under the Securities Act) in accordance with Regulation S under the Act and we are (or it is), or prior to such sale we were (or it was), the beneficial owner of the Restricted ADR(s) surrendered herewith and the Restricted ADSs evidenced thereby, or

(ii)           we (or it) will be the beneficial owner of the Restricted Shares upon withdrawal, and, accordingly, we agree that (x) we (or it) will not offer, sell, pledge or otherwise transfer the Shares except (A) outside the United States to persons other than U.S. Persons (as such term is defined in Regulation S under the Act) in accordance with Regulation S under the Act, or (B) in accordance with Rule 144 under the Act (if available), or (C) pursuant to an effective registration statement under the Act, in each case in accordance with any applicable securities laws of any state of the United States, and (y) we (or it) will not deposit or cause to be deposited such Shares into any depositary receipts facility established or maintained by a depositary bank (including any such facility maintained by the Depositary), other than a restricted depositary receipts facility, so long as such Shares are "restricted securities" within the meaning of Rule 144(a)(3) under the Act.

OR

(B)           We are not the registered Holder of the Restricted ADRs surrendered herewith, we are a person other than a U.S. Person (as such term is defined in Regulation S under the Act) and we are located outside the United States (within the meaning of Regulation S under the Act); we acquired, or have agreed to acquire and at or prior to the time of the withdrawal will have acquired, the Restricted ADSs, Restricted ADRs or the Restricted Shares outside the United States (within the meaning of Regulation S); and we are, or upon acquisition thereof will be, the beneficial owner of the Restricted ADSs, Restricted ADRs or the Restricted Shares.

If we are a broker-dealer, we further certify that we are acting for the account of our customer and that our customer has confirmed the accuracy of the representations contained herein that are applicable to it (including the representations with respect to beneficial ownership) and, our confirmed that it will comply with the agreements set forth herein.

Very truly yours, _____________________________________ [NAME OF CERTIFYING ENTITY] By: __________________________________ Name: Title:

Date: